EXHIBIT 10.2

COMPANY SHAREHOLDER SUPPORT AGREEMENT

COMPANY SHAREHOLDER SUPPORT AGREEMENT dated as of August 15 2024 (this “Support Agreement”), by and among the shareholders listed on Exhibit A hereto (each, a “Shareholder”), Leading Group Limited, a Cayman Islands exempted company with limited liability (the “Company”), and Healthcare AI Acquisition Corp., a Cayman Islands exempted company with limited liability (“SPAC”). Capitalized terms used but not defined in this Support Agreement shall have the meanings ascribed to them in the Business Combination Agreement (as defined below).

WHEREAS, the Company, SPAC, and Holdco, have entered into a Business Combination Agreement (as the same may be amended, restated or supplemented, the “Business Combination Agreement”), pursuant to which, among other things, (a) the Company or its affiliate will incorporate a Cayman Islands exempted company with limited liability (“Holdco”); (b) upon its incorporation, Holdco will form two Cayman Islands exempted companies as direct wholly-owned subsidiaries of Holdco (“Merger Sub I” and “Merger Sub II”, respectively); (c) Merger Sub I will merge with and into the Company, with the Company continuing as the surviving corporation of the merger and a direct wholly-owned subsidiary of Holdco (the “Company Merger”); and (d) following confirmation of the effective filing of the Company Merger but on the same day, Merger Sub II will merge with and into SPAC, with SPAC continuing as the surviving entity and a direct wholly-owned subsidiary of Holdco (the “SPAC Merger” and together with the Company Merger, the “Mergers” or “Transactions”);

WHEREAS, as of the date hereof, each Shareholder owns the number of shares of the Company set forth opposite its name on Exhibit A (all such shares, or any additional shares of the Company or any shares of Holdco or any successor entity of which ownership of record or the power to vote, directly or indirectly, is hereafter acquired by the Shareholder prior to the termination of this Support Agreement being referred to herein as the “Shareholder Shares”); and

WHEREAS, in order to induce SPAC to enter into the Business Combination Agreement, each Shareholder is executing and delivering this Support Agreement to SPAC.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Voting Agreements. During the period commencing on the date hereof and ending on the earlier to occur of (i) the Closing Date, and (ii) such date and time as the Business Combination Agreement shall be terminated in accordance with Section 10.1 thereof (whichever earlier, the “Expiration Time”), each Shareholder, in its capacity as a shareholder of the Company, agrees that, at any meeting of the Company’s shareholders related to the transactions contemplated by the Business Combination Agreement (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and/or in connection with any written consent of the Company’s shareholders related to the transactions contemplated by the Business Combination Agreement (all meetings or consents related to the Business Combination Agreement, collectively, the “Meeting”), such Shareholder shall:

a. when the Meeting is held, appear at the Meeting or otherwise cause its Shareholder Shares to be counted as present thereat for the purpose of establishing a quorum;

b. vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of its Shareholder Shares in favor of the Business Combination Agreement and the transactions contemplated thereby;

c. authorize and approve any amendment to the Company’s Organizational Documents that is deemed necessary or advisable by the Company for purposes of effecting the Transactions; and

d. vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of its Shareholder Shares against any other action that would reasonably be expected to (i) materially impede, interfere with, delay, postpone or adversely affect the Mergers or any of the Transactions, (ii) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company under the Business Combination Agreement or (iii) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Shareholder contained in this Support Agreement.

2. Restrictions on Transfer. Until the Expiration Time, each Shareholder agrees that, it shall not sell, assign or otherwise transfer any of its Shareholder Shares unless the buyer, assignee or transferee thereof executes a joinder agreement to this Support Agreement in substantially the form set forth on Exhibit B. The Company shall not register any sale, assignment or transfer of the Shareholder Shares on the Company’s register of members (book entry or otherwise) that is not in compliance with this Section 2.

3. New Securities. During the period commencing on the date hereof and ending at the Expiration Time, in the event that, (a) any Company Shares or other equity securities of the Company are issued to any Shareholder after the date of this Support Agreement pursuant to any share dividend, share subdivision, recapitalization, reclassification, combination or other securities of any other entity in exchange for Company securities owned by the Shareholder, (b) any Shareholder purchases or otherwise acquires beneficial ownership of any Company Shares or other equity securities of Company or securities of any other entity in exchange for Company securities owned by the Shareholder, after the date of this Support Agreement, or (c) any Shareholder acquires the right to vote or share in the voting of any Company Shares or other equity securities of the Company after the date of this Support Agreement (such Company Shares or other equity securities of the Company, collectively the “New Securities”), then such New Securities acquired or purchased by the relevant Shareholder shall be subject to the terms of this Support Agreement to the same extent as if they constituted the Shareholder Shares as of the date hereof.

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4. No Challenge. Each Shareholder agrees, in its capacity as a shareholder only, not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against SPAC, Holdco, Merger Sub I, Merger Sub II, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Support Agreement or the Business Combination Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Business Combination Agreement.

5. Consent to Disclosure. Each Shareholder hereby consents to the publication and disclosure in the Proxy/Registration Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by SPAC, Holdco or the Company to any Governmental Authority or to securityholders of SPAC or Holdco) of such Shareholder’s identity and beneficial ownership of Shareholder Shares and the nature of such Shareholder’s commitments, arrangements and understandings under and relating to this Support Agreement and, if deemed appropriate by SPAC, Holdco or the Company, a copy of this Support Agreement. Each Shareholder will promptly provide any information reasonably requested by SPAC, Holdco or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

6. Waiver. Each Shareholder irrevocably and unconditionally (a) waives any rights of appraisal, dissenter’s rights and any similar rights relating to the Business Combination Agreement and the consummation by the parties of the transactions contemplated thereby, including the Merger, that such shareholder may have under applicable law and (b) waives its or its successor entity’s right to certain payments upon liquidation of the Company or other entity of which the Shareholder Shares represents ownership interests pursuant to the Company’s or such other entity’s organizational documents.

7. Shareholder Representations. Each Shareholder represents and warrants to SPAC and the Company, as of the date hereof, that:

a. such Shareholder has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Support Agreement;

b. (i) if such Shareholder is not an individual, such Shareholder is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized, and the execution, delivery and performance of this Support Agreement and the consummation of the transactions contemplated hereby are within such Shareholder’s organizational powers and have been duly authorized by all necessary organizational actions on the part of the Shareholder, or (ii) if such Shareholder is an individual, the signature on this Support Agreement is genuine, and such Shareholder has legal competence and capacity to execute the same;

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c. this Support Agreement has been duly executed and delivered by such Shareholder and, assuming due authorization, execution and delivery by the other parties to this Support Agreement, this Support Agreement constitutes a legally valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies);

d. the execution and delivery of this Support Agreement by such Shareholder do not, and the performance by such Shareholder of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of such Shareholder, or (ii) require any consent or approval from any third party that has not been given or other action that has not been taken by any third party, in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Shareholder of its obligations under this Support Agreement;

e. there are no Actions pending against such Shareholder or, to the knowledge of such Shareholder, threatened against such Shareholder, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Shareholder of such Shareholder’s obligations under this Support Agreement;

f. no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with this Support Agreement or any of the respective transactions contemplated hereby, based upon arrangements made by the Shareholder or, to the knowledge of such Shareholder, by the Company;

g. such Shareholder has had the opportunity to read the Business Combination Agreement and this Support Agreement and has had the opportunity to consult with such Shareholder’s tax and legal advisors;

h. such Shareholder has not entered into, and shall not enter into, any agreement that would prevent such Shareholder from performing any of such Shareholder’s obligations hereunder;

i. such Shareholder has good title to the Shareholder Shares set forth opposite such Shareholder’s name on Exhibit A, free and clear of any Liens other than Liens pursuant to this Agreement, the other Transaction Agreements, the Organizational Documents of the Company and Permitted Liens, and such Shareholder has the sole power to vote or cause to be voted such Shareholder Shares; and

j. the Shareholder Shares listed opposite such Shareholder’s name on Exhibit A are the only shares of the Company’s issued and registered on the register of members of the Company as of the date hereof, and none of such Shareholder Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Shareholder Shares that is inconsistent with such Shareholder’s obligations pursuant to this Support Agreement.

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8. Damages; Remedies. Each Shareholder hereby agrees and acknowledges that (a) SPAC, Holdco and the Company would be irreparably injured in the event of a breach by the Shareholder of its obligations under this Support Agreement, (b) monetary damages may not be an adequate remedy for such breach and (c) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

9. Entire Agreement; Amendment. This Support Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Support Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

10. Assignment. No party hereto may, except as set forth herein, assign either this Support Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Support Agreement shall be binding on each Shareholder, SPAC, Holdco and the Company and each of their respective successors, heirs, personal representatives and assigns and permitted transferees.

11. Counterparts. This Support Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

12. Severability. This Support Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Support Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Support Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

13. Governing Law; Jurisdiction; Jury Trial Waiver. Section 11.7 and Section 11.14 of the Business Combination Agreement are incorporated by reference herein to apply with full force to any disputes arising under this Support Agreement.

14. Notice. Any notice, consent or request to be given in connection with any of the terms or provisions of this Support Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 11.3 of the Business Combination Agreement to the applicable party, with respect to the Company, Holdco and SPAC, at the address set forth in Section 11.3 of the Business Combination Agreement, and, with respect to each Shareholder, at its address set forth on Exhibit A.

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15. Termination. This Support Agreement shall terminate on the earlier of the Closing or the termination of the Business Combination Agreement. No such termination shall relieve any Shareholder, SPAC, Holdco or the Company from any liability resulting from a breach of this Support Agreement occurring prior to such termination.

16. Adjustment for Share Subdivision. If, and as often as, there are any changes in the Shareholder Shares by way of share subdivision, share dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Support Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to each Shareholder, SPAC, Holdco, the Company and the Shareholder Shares as so changed.

17. Further Actions. Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

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IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

LEADING GROUP LIMITED

By:	/s/ Ross Kenneth Benson
Name: Ross Kenneth Benson
Title: Director

HEALTHCARE AI ACQUISITION CORP.

By:	/s/ Jiande Chen
Name: Jiande Chen
Title: Chief Executive Officer

[Signature page to SPAC Shareholder Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

Shareholders GRAND EASE HOLDING LIMITED

By:	ON FILE
Name:

CAIHUI INVESTMENTS LIMIITED

By:	ON FILE
Name:

TENGYUN LIMITED

By:	ON FILE
Name:

ACE RAY LIMITED

By:	ON FILE

DECHENG INVESTMENT LIMITED

By:	ON FILE
Name:

J&P LIMITED

By:	ON FILE
Name:

VTION CAPITAL INVESTMENT LIMITED

By:	ON FILE
Name:

[Signature Page to Company Shareholder Support Agreement]

NATIONAL PRIDE INVESTMENTS LIMITED

By:	ON FILE
Name:

RADIANT COSMO INVESTMENTS LIMITED

By:	ON FILE
Name:

INVESTORLINK DIRECT PORTFOLIO PTY LIMITED

By:	ON FILE
Name:

IN
By:	ON FILE
Name:

[Signature Page to Company Shareholder Support Agreement]

EXHIBIT A

LIST OF SHAREHOLDERS

Shareholder	Number of Shares	Email for Notices	Address for Notices
Grand Ease Holdings Limited	217,005,825	amalisia.zhang@99wuxian.com	Level 3, No. 763, Mengzi Road, Shanghai
Caihui Investments Limited	132,227,525	zhangcong3@hotmail.com	Room 3302 building No.7, Upper East Side No. 6 Dongsihuan Road, North Chaoyang Dist Beijing China
Tengyun Limited	78,862,158	amalisia.zhang@99wuxian.com	Level 3, No. 763, Mengzi Road, Shanghai
Ace Ray Limited	77,542,756	hanyingjie@salubris.com	37th Floor, Building B, Chegongmiao Green Landscape Plaza, 6009 Shennan Avenue, Futian District, Shenzhen
Decheng Investment Limited	59,343,154	hubei725@qq.com	No. 502, Door 2, Building 9, Courtyard 2, Xibahedongli, Chaoyang District, Beijing
J&P Limited	50,000,000	peterchoy@citicybn.com	Room 2202, 22nd Floor, Central Centre, 99 Queen's Road Central, Hong Kong
Vtion Capital Investment Limited	47,839,911	71800155@qq.com	FFC 17th floor, East Lake Digital Town, Changle District, Fuzhou,
Nation Pride Investments Limited	43,254,733	16207159@qq.com	3506 Shimao International Center, Guangda Road, Taijiang District, Fuzhou,
Radiant Cosmo Investments Limited	26,213,478	hpxiangli@163.com	31811, Block C, Galaxy SOHO Office Building, No. 2 Nanzhugan Hutong, Chaoyangmen Street, Dongcheng District, Beijing
INVESTORLINK DIRECT PORTFOLIO PTY. LIMITED	61,053,916	rbenson@investorlink.com.au	LEVEL 26, 56 PITT STREET, SYDNEY NSW 2000
INVESTORLINK SUPER PTY LIMITED	11,232,683	rbenson@investorlink.com.au	LEVEL 26, 56 PITT STREET, SYDNEY NSW 2000

EXHIBIT B

FORM OF JOINDER AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Company Shareholder Support Agreement dated as of [●], 2024 (as the same may be amended from time to time, the “Support Agreement”), by and among Leading Group Limited., a Cayman Islands exempted company (the “Company”), and Healthcare AI Acquisition Corp., a Cayman Islands exempted company (“SPAC”), and the shareholders parties thereto.  Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Support Agreement.

By executing and delivering this Joinder Agreement to the Company and SPAC, the undersigned hereby agrees to become a party to, to be bound by and to comply with the Support Agreement as a Shareholder in the same manner as if the undersigned were an original signatory to the Support Agreement; provided, however, that (a) the expressions of “the date hereof” and “the date of this Support Agreement” or similar expressions the Support Agreement shall be deemed to be the date of this Joinder Agreement, and (b) for purposes of the Support Agreement and this Joinder Agreement, the Shareholder Shares owned by the Joining Party as of the date of this Joinder Agreement are [●].

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: _____, 2024

[NAME OF JOINING PARTY]

By:

Name:
Title:

Notices Information:

Address:

Email:

Attention: